Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made and entered into as of August 17, 2005, by and between Avantce RSI, LLC, a Delaware limited liability company ("AVANTCE"), and Robocom Systems International, Inc., a corporation duly organized and existing under the laws of the State of New York, U.S.A. (the "Company").

                                    RECITALS:

      WHEREAS, the Company is in the business of developing, marketing, distributing, licensing, and maintaining software and other products and services for the provision of warehousing and supply chain management solutions (collectively, the "Business");

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to AVANTCE for the consideration set forth below, and AVANTCE desires to purchase from the Company, substantially all of the assets of the Company used or useful in the operation of the Business, all as more fully described in Section 2.02, and the Company desires to cause AVANTCE to assume and AVANTCE has agreed to assume from the Company certain liabilities and obligations of the Company arising in connection with the Business, as described in Section 2.03;

      NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

      Section 1.01 Definitions. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

      "AAA" has the meaning assigned to such term in Section 11.13 hereof.

      "Accounts Receivable" means any and all amounts and other obligations owed to the Company by reason of a sale of a good or provision of a service in the ordinary course of its conduct of the Business;

      "Affiliate" means, when used with respect to a specified Person, another Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this Agreement, the term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Agreement" means this Asset Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

      "Avantce's Damages" means all Damages sustained, incurred or suffered by AVANTCE and/or its shareholders, officers, directors, affiliates or employees resulting from or arising in connection with: (a) any material misrepresentation by the Company contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to AVANTCE pursuant to or in connection with this Agreement; or (b) any material breach of warranty or any default in the performance of any covenant or obligation of the Company under or in connection with this Agreement.

      "Assigned Contracts" has the meaning assigned to such term in Section 2.02(b) hereof.

      "Assumed  Liabilities"  has the  meaning  assigned to such term in Section
2.03 hereof.

      "Assumption Agreement" means the Assumption Agreement, to be dated the Closing Date, executed by the Company and AVANTCE, substantially in the form of Exhibit A hereto.

      "Bill of Sale" means the Bill of Sale, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit B hereto.

      "Business" has the meaning assigned to such term in the recitals to this Agreement.

      "Cash  Adjustment  Payment"  has the  meaning  assigned  to  such  term on
Schedule 2.01 of this Agreement

      "Closing" has the meaning assigned to such term in Section 6.01 hereof.

      "Closing  Date" has the  meaning  assigned  to such term in  Section  6.01 hereof.

      "Company's Damages" means all Damages sustained, incurred or suffered by the Company and/or its shareholders, officers, directors, affiliates or employees, resulting from or arising in connection with: (a) any material misrepresentation by AVANTCE contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Company pursuant to or in connection with this Agreement; (b) any material breach of warranty or any default in the performance of any covenant or obligation of AVANTCE under or in connection with this Agreement; or (c) the Assumed Liabilities.

      "Company Intellectual Property" means the Intellectual Property used by the Company (whether owned or licensed by the Company) in connection with the Business, including without limitation, Computer Documentation, RIMS Software, Know-how, Records, Trademarks, Copyrights and Patents.

      "Company  Stockholder  Approval" has the meaning  assigned to such term in
Section 3.02 hereof.

      "Computer Documentation" means the technical documentation pertaining to the Business including, without limitation, any end-user manuals, product specifications, algorithms, diagrams, bug lists, and electronic machine readable versions of such manuals, product answer books and other related documentation and additionally any marketing or sales materials.

      "Contract" means any note, bond, mortgage, indenture, lease, permit, contract, agreement or other instrument or obligation, whether written or oral, or any amendment, supplement or restatement of any of the foregoing.

      "Contract Assignment" means the Assignment and Assumption of Contracts, to be dated the Closing Date, executed by AVANTCE and the Company, substantially in the form of Exhibit C hereto.

      "Copyrights" has the meaning assigned to such term in Section 2.02(f) hereof.

      "Copyright Assignment" means the Copyright Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit D hereto.

      "Damages" means any and all damages, losses, liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by a party hereto, its employees, affiliates, successors and assigns and, if applicable, any Liens on the Transferred Assets.

      "Disputes" has the meaning assigned to such term in Section 11.13 hereof.

      "Governmental Entity" means any government, any governmental, administrative or regulatory entity, authority, commission, board, agency, instrumentality, bureau or political subdivision and any court, tribunal or judicial or arbitral body (whether U.S. or any other foreign, federal, state or local entity or, in the case of an arbitral body, whether governmental, public or private).

      "Guaranty Agreement" means a Guaranty Agreement, to be dated as of the Closing Date, executed by the Principal AVANTCE Members, substantially in the form attached hereto as Exhibit J.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange  Act" has the  meaning  assigned  to such term in  Section  3.02 hereof.


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

      "Excluded Assets" means any the assets and other property of the Company set forth on Schedule 2.02-1 hereto.

      "Indemnified Party" has the meaning assigned to such term in Section 10.03 hereof.

      "Indemnitor"  has the  meaning  assigned  to such  term in  Section  10.03 hereof.

      "Intellectual Property" means all copyrights, patents, trademarks, trade names, and applications for any of the foregoing, whether registered or unregistered, of any party, or to which it has rights.

      "Know-how" has the meaning assigned to such term in Section 2.02(g) hereof.

      "Knowledge" means an individual will have "Knowledge" of a particular fact or other matter if such individual is actually aware or should be aware of such fact or other matter and a Person (other than an individual) will have "Knowledge" of a particular fact or other matter if an individual who is serving as a director, officer or manager of such Person has actual awareness or should have awareness of such fact or other matter.

      "Leased Tangible Property" means shall mean all telephone equipment, computers or computer equipment, furniture and fixtures and other tangible personal property that are necessary for the Company to conduct the Business as it relates to the Transferred Assets, in each case which is subject to a leasehold interest held by the Company.

      "Liabilities" mean, with respect to any Person, (i) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (ii) any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and (iii) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

      "Licensed Intellectual Property" shall mean Company Intellectual Property that the Company uses or has the right to use, in each case pursuant to Third Party Licenses.

      "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, right of way, easement or any other encumbrance of any nature whatsoever.

      "Major Shareholders" shall mean each of Irwin Balaban, Lawrence Klein and Herbert Goldman.

      "Material Permits" has the meaning assigned to such term in Section 3.10 hereof.


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

      "Owned Intellectual Property" shall mean Company Intellectual Property (i) created or developed by employees of the Company in connection with the Business or (ii) to which the Company has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without any consent, or approval of or payment to, any other Person.

      "Owned Tangible Property" shall mean all telephone equipment, computers or computer equipment, furniture and fixtures and other tangible personal property that are necessary for the Company to conduct its business as it relates to the Transferred Assets, in each case which is owned by the Company and relating to the Business.

      "Patents" has the meaning assigned to such term in Section 2.02(e) hereof.

      "Patent Assignment" means the Patent Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit E hereto.

      "Person" means any individual, corporation, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

      "Principal AVANTCE Members" shall mean each of Ivers Lode, Kristi Kennedy and Jon Scheumann.

      "Promissory Note" has the meaning assigned to such term on Schedule 2.01 hereto.

      "Purchase Price" has the meaning assigned to such term in Section 2.01 hereof.

      "Records" has the meaning assigned to such term in Section 2.02(c) hereof.

      "RIMS Software" has the meaning assigned to such term in Section 2.02(i) hereof.

      "SEC" has the meaning assigned to such term in Section 3.04 hereof.

      "Tangible Property" shall mean the Owned Tangible Property and the Leased Tangible Property.

      "Third Party License" shall mean all licenses, agreements, obligations or other commitments under which a Person has granted the Company a right to use any Licensed Intellectual Property in connection with the Transferred Assets, but retains one or more rights to use such Intellectual Property,

      "Trademarks" has the meaning assigned to such term in Section 2.02(d) hereof.


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

      "Trademark Assignment" means the Trademark Assignment, to be dated the Closing Date, executed by the Company and accepted by AVANTCE, substantially in the form of Exhibit F hereto.

      "Transaction Documents" means this Agreement, the Assumption Agreement, the Bill of Sale, the Contract Assignment, the Copyright Assignment, the Trademark Assignment, the Patent Assignment and the Promissory Note.

      "Transferred Assets" has the meaning assigned to such term in Section 2.02 hereof.

      "Transferred Benefit Plan" means any 401K Plan, vacation pay, sickness, hospitalization or other medical, dental, vision, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option purchase plan, and each other employee benefit plan, program or arrangement, whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA which since January 1, 1993 has been maintained or contributed to by the Company for the benefit of or relating to any of its employees or to any former employee of the Company or his/her dependents, survivors or beneficiaries.

      "Transferred Employee" has the meaning assigned to such term in Section 9.03(a) hereof.

      "Warranties" mean those obligations of the Company based upon, or arising from, warranties, whether of material, design, workmanship and/or fitness for use, covering parts or products manufactured, delivered, installed or sold by the Company on or before the Closing Date.

      Section 1.02 Rules of Construction. This Agreement and the other Transaction Documents shall be deemed to have been drafted by both the Company and AVANTCE and neither this Agreement nor any other Transaction Document shall be construed against any party as the principal draftsperson hereof or thereof. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement. Other capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings assigned to them elsewhere in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of


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

comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to such Person's predecessors (to the extent applicable) and permitted successors and assigns.

                                   ARTICLE II
                            TERMS OF THE TRANSACTION

      Section 2.01 Purchase Price. The Transferred Assets shall be sold, assigned, granted, transferred, conveyed and delivered by the Company and shall be purchased, acquired and accepted by AVANTCE in consideration for the purchase price as set forth in Schedule 2.01 (the "Purchase Price").

      Section 2.02 Transfer of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell, grant, convey, transfer, assign and deliver to AVANTCE, and AVANTCE shall purchase, acquire and accept from the Company, all of the Company's right, title and interest in, the assets and rights of the Company, other than the Excluded Assets, with such additions thereto or deletions therefrom as may be permitted by the terms of this Agreement (collectively, the "Transferred Assets"), including without limitation:

            (a) all of the Company's right, title and interest in the Computer Documentation;

            (b) all of the Company's rights in, to and under all Contracts relating to the Business, except for those Contracts which are listed on
Schedule 3.09, which Schedule the parties may mutually agree to amend through Exhibit C hereto (each an "Assigned Contract" and collectively, the "Assigned Contracts");

            (c) all originals or, to the extent originals are not available, copies of papers, sales and business files and records, contract records, test and design records, product specifications, drawings, engineering, maintenance, supplier and customer lists and other business records and documents used in connection with the Business, whether maintained in electronic or physical form (the "Records");

            (d) the trademarks, trade names, service marks, trade styles, trade dress and such unregistered rights as may exist through use, and foreign counterparts thereof, owned by the Company and used primarily in the Business including as set forth in Schedule 2.02(d) which the parties may mutually agree to amend through Exhibit F hereto (the "Trademarks");

            (e) all domestic and foreign unregistered patent rights, patent applications, patent registrations, letters patent or similar legal protection issuing thereon, and all rights and benefits under any applicable treaty or convention held and/or owned by the Company and used in conjunction with the Business and the RIMS Software, including as set forth in Schedule 2.02(e) which the parties may mutually agree to amend through Exhibit E hereto (the "Patents");

            (f) all domestic and foreign common law and statutory rights associated with the copyrights, copyright applications, copyright registrations and the moral rights that now or hereafter exist in the RIMS Software, Records and Computer Documentation, including all of the Company's associated copyright registrations and application, which are set forth in Schedule

2.02(f) which the parties may mutually agree to amend through Exhibit D hereto (the "Copyrights");

            (g) the technologies, trade-secrets, designs, improvements, formulae, manufacturing methods, practices, processes, technical data, product development data, research data, specifications, or methods and know-how, whether or not patentable, whether or not a secret and whether or not reduced to writing that are used in the Business (the "Know-how");

            (h) the Owned Intellectual Property and all of the Company's right, title and interest in, to and under the Licensed Intellectual Property;

            (i) the computer software of the Company known as "RIMS", including source code, binary executable code, object code, compilers, assemblers and algorithms, (the "RIMS Software");

            (j) with regard to the Business, all other assets, including any cash or cash equivalents, Accounts Receivable, any and all Owned Tangible Property and all of the Company's right, title and interest in and to all Leased Tangible Property, that are necessary for the Company to conduct its business; and

            (k) all of the Company's right, title and interest in, to and under the Material Permits; and

            (l) the Transferred Benefit Plans and the assets attributable or related to any such Transferred Benefit Plans.

            Section 2.03 Assumption of Liabilities. AVANTCE shall assume, undertake to pay, perform or discharge the liabilities of the Company, except those liabilities which are excluded in Schedule 2.03,(all of which are hereinafter referred to collectively as the "Assumed Liabilities"), all of which AVANTCE will assume and pay, discharge or perform, as appropriate, in a timely manner as and when required from and after the Closing Date: AVANTCE shall be under no obligations to assume any liabilities of the Company that are excluded in Schedule 2.03,

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to AVANTCE, that:

      Section 3.01 Organization; Authority. The Company is duly approved, validly existing and in good standing under the laws of the State of New York. The Company has all necessary corporate power and authority to operate all its properties and to carry on its business as it is now being conducted. The Company has all necessary corporate power and authority to sell, convey, transfer, assign and deliver the Transferred Assets to AVANTCE as contemplated by this Agreement, and to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

      Section 3.02 Authorization of Transaction. The board of directors of the Company has duly authorized and approved the transactions contemplated by this Agreement and has resolved that the transactions contemplated hereby are fair to, advisable and in the best interests of the Company's stockholders. The Major Shareholders have irrevocably agreed to vote all shares owned or controlled by them in favor of the transactions contemplated by this Agreement. The Major Shareholders have agreed that they will not vote any shares owned or controlled by them in favor of any other competing offer to purchase either the assets or stock of the Company. The affirmative vote (in person or by duly authorized and valid proxy at a Company stockholders' meeting or by written consent) of the holders of two-thirds of the outstanding shares of each of the Company's common stock, in favor of the adoption of this Agreement is the only vote of the holders of any class or series of the Company's capital stock required by applicable law and the Company's organizational instruments to duly effect such adoption (the "Company Stockholder Approval"). Other than the actions required to obtain the Company Stockholder Approval and filings necessary for the Company to comply with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Company has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered by it in connection herewith and therewith.

This Agreement is, and each other Transaction Document to which the Company is to be a party, when executed and delivered by the Company at the Closing and, assuming due authorization, execution and delivery by AVANTCE, will be duly executed and delivered by the Company, and shall constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity. All persons who have executed this Agreement on behalf of the Company or who will execute on behalf of the Company any other Transaction Document or other documents, agreements or certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action.

      Section 3.03 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable law (including, without limitation, filings necessary for the Company to comply with any applicable requirement of the Exchange Act), neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity. Except as set forth on Schedule 3.03, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the articles of association or other organizational documents of the Company, (b) result in the creation or imposition of any Liens upon the Transferred Assets, (c) result in a material violation or material breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation, acceleration or right of non-renewal or contractually require any prepayment or offer to purchase any debt or give rise to the loss of a material benefit) under, any of the terms, conditions or provisions of any Contract by which the Transferred Assets may be


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

bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Transferred Assets.

      Section 3.04 Financial Statements; Other Financial Information. The financial statements of the Company included in the reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, fairly present the consolidated financial condition of the Company and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not material in amount or effect).

      Section 3.05 Transferred Assets. (a) The Company has good and marketable title to, or a valid leasehold interest in, all of the Transferred Assets. All such Transferred Assets are free and clear of all Liens other than (a) Liens which shall be discharged or removed by Seller prior to or at Closing and which are specifically noted on Schedule 3.05 and (b) such imperfections of title or encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the Transferred Assets subject thereto or affected thereby.

            (b) All of the Tangible Property included in the Transferred Assets are in good repair and operating condition, reasonable wear and tear excepted. The RIMS Software performs in all material respects all of the functions as previously disclosed to AVANTCE in writing and presentations and as outlined in the relevant product manuals and presentations in accordance with their written specifications.

            (c) The Accounts Receivable included in the Transferred Assets are, to the Company's Knowledge, good and collectible in accordance with past practices (less the amount of any provision, reserve or similar adjustment therefor on the books and records of the Company).

      Section 3.06 Intellectual Property. (a) The Company has disclosed to AVANTCE or its counsel correct and complete copies of all applications, filings, licenses, agreements and related correspondence and documents embodying the Company Intellectual Property.

            (b) Except as set forth in Schedule 3.06(b): (i) the Company owns or has the right to use all of the Company Intellectual Property necessary for the Company to conduct its business as presently conducted, including the right to sell and distribute the products of the Company; (ii) no proceedings have been instituted, are pending or, to the best of the Company's Knowledge, threatened, which challenge the Company's rights in respect of the aforesaid or the validity thereof; (iii) none of the Owned Intellectual Property used by the Company is the subject of any Lien or (except as specifically identified and disclosed in a Schedule to this Agreement) other agreement granting rights therein to any third party; (iv) the Company has not received notice of any charges of interference or infringement of any Company Intellectual Property; (v) (A) the RIMS product line does not infringe upon or otherwise violates the Intellectual Property rights of others and the Company has not received any claims of such infringements or violation; and (B)to the Company's Knowledge, none of the Company Intellectual Property are being infringed by others and none are subject to any outstanding order, decree, judgment, stipulation or charge; (vi) the employees, consultants and contractors who have been and are engaged to develop the Company Intellectual Property have been required to sign assignable and legally binding confidentiality and, as applicable, assignment-of-invention and/or work-for-hire agreements; (vii) the Company does not have Knowledge of any facts or claims which would cause any of the Company Intellectual Property to be invalid; and (viii) the Owned Intellectual Property was not developed under a grant from any Governmental Entity or private source.

            Section 3.07 Operations Since the Financial Statements. Since the date of the audited 2005 year end financial statements which have been provided to AVANTCE, there has not been, and there will not be as of the Closing Date:

            (a) Any change in the business, results of operations, assets, financial condition, or manner of conducting the business of the Company which has or may be reasonably expected to have a material adverse effect on such business, results of operations, Transferred Assets, or financial condition;

            (b) Any damage, destruction, or loss (whether covered by insurance) which has, or may reasonably be expected to have, a material adverse effect upon any of the Transferred Assets and/or the business operations of the Company;

            (c) Any amendment or termination by the Company of any material Contract, franchise, permit, license or other agreement that relates to the Transferred Assets;

            (d) Except with the prior written consent of AVANTCE, which consent shall not be unreasonable withheld, any settlement resulting in payment or a promise to make payment by the Company of any threatened litigation or claim, including but not limited to, any settlement of any outstanding issues with Company's former distributor in the United Kingdom; or

            (e) The imposition of any Lien on the Transferred Assets.

      Section 3.08 Litigation. Except as set forth on Schedule 3.08, there is no claim, court recorded settlement, suit, action, proceeding or investigation pending, or to the Knowledge of the Company, threatened against or affecting the Transferred Assets and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that could reasonably be expected to have a material adverse effect on the Transferred Assets or could affect the performance of the Company's obligations under this Agreement. The Company is not presently engaged in any legal action to recover monies due or damages relating to the Transferred Assets.

      Section 3.09 Additional Assigned Contracts and Commitments. Schedule 3.09 lists (a) all distribution agreements that the Company is a party to and the revenue associated with each such distribution agreement applicable to the Business during the period of the most recent audited annual financial statements of the Company and (b) all the obligations of the Company to provide maintenance and support to the Company's customers. [Except as set forth on Schedule

3.09, there is nothing contained in any customer agreement that would restrict or limit AVANTCE's ability to establish the level of maintenance fees under these agreements.] The Company is not and, to the Knowledge of the Company, no other party is, in violation of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any material Assigned Contract to which it is a party or by which it or any of its properties or assets is bound. Each Assigned Contract constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      Section 3.10 Compliance with Laws. The Company is in compliance in all material respects with all applicable statutes, laws, codes, ordinances, regulations, rules, Material Permits, judgments, decrees and orders of any Governmental Entity applicable to the Transferred Assets. The Company has not received, and to the Company's Knowledge, there does not exist, any notice of any action, suit, hearing, charge or investigation to the effect that the Transferred Assets are, were or may be in violation of any requirement of law or any order of any Governmental Entity. The Company has in effect all material permits and licenses necessary for it to own, lease or operate the Transferred Assets and to carry on such business as now conducted (and the Company has timely made appropriate filings for issuance or renewal thereof) and Schedule
3.10 contains a list of all such material permits and licenses (the "Material Permits").

      Section 3.11 Insurance. The Company maintains adequate insurance with qualified insurance carriers with respect to liability and property loss or damage as it relates to Transferred Assets. Copies of all such policies have been provided to AVANTCE.

      Section 3.12 Transactions with Affiliates. Except as set forth on Schedule
3.12 or otherwise disclosed pursuant to this Article III: (a) no Affiliate, director, or officer of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or Contract, used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company relating to the Transferred Assets and
(b) there are no arrangements or agreements related to the Transferred Assets between the Company, on the one hand, and any of its respective Affiliates, directors or officers, on the other hand, providing for the receipt of any payments or benefits to such Affiliates, directors or officers

      Section 3.13 Finders or Brokers. Except as set forth on Schedule 3.13, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company shall be solely responsible to pay any fees the named entity and/or person and any other third party related to this transaction retained by Company. The Company shall indemnify and hold AVANTCE harmless from any claims for failure to pay any such fees.

      Section 3.14 Complete Disclosure. None of the representations and warranties made by the Company in this Agreement or made in any certificate or other document furnished hereunder will contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF AVANTCE

      AVANTCE represents and warrants to the Company, that:

      Section 4.01 Authority. AVANTCE is duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. AVANTCE has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement, and the other Transaction Documents to which it is a party, by AVANTCE and the consummation by AVANTCE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AVANTCE and no other corporate proceeding on the part of AVANTCE is necessary to authorize this Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby to which AVANTCE is a party. This Agreement has been, and each other Transaction Document to which AVANTCE is to be a party will be, when executed and delivered by the AVANTCE at the Closing, duly executed and delivered by AVANTCE and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of AVANTCE enforceable against AVANTCE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      Section 4.02 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AVANTCE. AVANTCE shall be solely responsible to pay any fees to any third party related to this transaction retained by AVANTCE. AVANTCE shall indemnify and hold the Company harmless from any claims for failure to pay any such fees.

      Section 4.03 No Violation. The execution and delivery of this Agreement and each Transaction Document by the signatories thereto, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien of any kind upon any of the properties or assets of AVANTCE under, any provision of (i) the Articles/Certificate of Incorporation or By-laws of AVANTCE, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which AVANTCE is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AVANTCE or its property or assets.

      Section 4.04 Financing Commitment. AVANTCE has received term sheets indicating a willingness to finance the Purchase Price from its lender(s) in connection with the purchase of the Transferred Assets and does not anticipate any issues in obtaining the necessary financing to consummate the Transactions contemplated hereby.

      Section 4.05 Complete Disclosure. None of the representations and warranties made by AVANTCE in this Agreement, or made in any certificate or other document furnished hereunder will contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

      Section 5.01 (a) Conditions to the Obligations of AVANTCE. The obligation of AVANTCE to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent (the "AVANTCE Purchase Conditions") (any of which may be waived in whole or in part in writing by AVANTCE in its sole discretion):

            (i) The representations and warranties of the Company set forth in this Agreement, or in any other document delivered in connection herewith, shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date (except for representations and warranties made as of a specified date).

            (ii) No court action shall have been instituted or threatened to restrain or prohibit the acquisition by AVANTCE, or the conveyance by the Company, of the Transferred Assets.

            (iii) The Company shall have performed and complied with all of its obligations under this Agreement required to be completed prior to Closing and all documents and instruments required to be delivered by the Company shall be in form and substance reasonably satisfactory to AVANTCE.

            (iv) As of the Closing, there shall be no previously undisclosed liabilities of the Company in excess of twenty thousand dollars ($20,000). For the purposes hereof, the liabilities and obligations of the Company that are deemed to have been disclosed to AVANTCE, include (i) those disclosed on
Schedule 2.03 hereto, (ii) those disclosed in the Company's audited financial statements for the year ended May 31, 2005, (iii) those arising in the ordinary course of business consistent with past practice under any Assigned Contract or
(iv) those incurred in the ordinary course of business consistent with past practice since May 31, 2005.

            (v) The Company shall have obtained the Company Stockholder Approval to this Agreement and the transactions contemplated hereby.

            (vi) AVANTCE shall have obtained financing necessary to close the transactions contemplated by this Agreement.

      (b) Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent (the "Company Purchase Conditions") (any of which may be waived in whole or in part in writing by the Company in its sole discretion):

            (i) The representations and warranties of AVANTCE set forth in this Agreement, or in any other document delivered in connection herewith, shall be true and correct as of the date hereof and as of the Closing Date as though made on or as of such date (except for representations and warranties made as of a specified date).

            (ii) No court action shall have been instituted or threatened to restrain or prohibit the acquisition by AVANTCE, or the conveyance by the Company, of the Transferred Assets.

            (iii) AVANTCE shall have performed and complied with all of its obligations under this Agreement required to be completed prior to Closing and all documents and instruments required to be delivered by AVANTCE shall be in form and substance reasonably satisfactory to the Company.

            (iv) The Company shall have obtained the Company Stockholder Approval to this Agreement and the transactions contemplated hereby.

      Section 5.02 Termination. (a) This Agreement may be terminated at any time prior to Closing as follows:

            (i) by the mutual consent of the Company and AVANTCE;

            (ii) by either party, in the event that the Closing does not occur at or before 5:00 p.m. New York time, on October 15, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 5.02(a)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the transaction to be consummated by such time and date;

            (iii) by either party, in the event the Company fails to obtain the Company Stockholder Approval;

            (iv) by AVANTCE, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (X) would give rise to the failure of a condition set forth in Section 5.01(a)(i) or (iii), and (Y) is either incapable of being cured by the Company or, if curable, is not cured within 15 days of receipt from AVANTCE of written notice thereof; or

            (v) by the Company, if AVANTCE shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (X) would give rise to the failure of a condition set forth in Section 5.01(b)(i) or (iii), and (Y) is either incapable of being cured by AVANTCE or, if curable, is not cured within 15 days of receipt from the Company written notice thereof.

            (b) In the event of a  termination  of this  Agreement  pursuant  to
Section 5.02, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AVANTCE or the Company or their respective shareholders, officers or directors; provided, however, that nothing herein shall relieve any party for liability for any for any knowing or willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or in respect of fraud by any party. Notwithstanding the foregoing, the provisions of this Section 5.02 and Sections 8.02, 8.03 and 9.01 hereof shall survive any termination of this Agreement.

            (c) In the event that, prior to the date that this Agreement is duly terminated pursuant to Section 5.02, the Company enters into a transaction under which a third party acquires, or obtains an option to acquire, all or substantially all of the capital stock or assets of the Company, the Company covenants and agrees to pay to AVANTCE immediately upon entry into such alternative transaction the principal sum of three hundred and forty thousand dollars ($340,000) as liquidated damages to compensate AVANTCE for its direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including AVANTCE's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement and AVANTCE's loss as a result of such transactions not being consummated.

                                   ARTICLE VI
                                    CLOSING

      Section 6.01 Closing. (a) The closing of all transactions contemplated by this Agreement (the "Closing") will occur and will be deemed to be effective on the fifth business day after all conditions to the Closing have been satisfied or waived or such other date as the parties may mutually agree (the "Closing Date"). All actions to be taken at Closing will be considered to be taken simultaneously and no documents will be considered to be delivered until all documents to be delivered at the Closing have been executed and delivered.

            (b) The following actions will occur at the Closing:

                  (i) An officer of each party will execute a certificate, in substantially the form attached hereto as Exhibit G, stating that all representations and warranties made by such party in this Agreement are true and complete as of the Closing Date (each, an "Officer Certificate").

                  (ii) The Company will deliver to AVANTCE an opinion of counsel in form and substance satisfactory to AVANTCE which shall be substantially in the form attached hereto as Exhibit H ("Company's Counsel's Letter").

                  (iii) The Company shall execute and deliver to AVANTCE the Company's remaining Transaction Documents, including the Written Approvals for Assignment or Change-of-Control under Annex 1.2 to Exhibit C, and any other endorsements and other good and sufficient instruments and documents of transfer and assignment, all dated as of the Closing Date and in a form reasonably satisfactory to AVANTCE, as shall be necessary and effective to transfer and assign to and to further vest in AVANTCE all of the Transferred Assets.

                  (iv) AVANTCE shall execute and deliver to the Company AVANTCE's remaining Transaction Documents and shall accept each of the Bill of Sale, Copyright Assignment, Patents Assignment, Trademark Assignment and the Company certificates provided for herein.

                  (v) AVANTCE shall make a wire transfer of same day funds in the amount of the Initial Purchase Price as set forth on Schedule 2.01.

                  (vi) The Company shall, in cooperation with AVANTCE, take all steps reasonably required to put AVANTCE in actual possession and operating control of the Transferred Assets.

                  (vii) Each of the Principal AVANTCE Members shall have executed and delivered to the Company a Guaranty Agreement.

                  (viii) The parties shall also execute, if applicable, and deliver to the other party (A) such other certified charters, incumbency certificates, good standing certificates and other instruments reasonably requested by the other party and (B) all other documents necessary to effectuate the transactions contemplated by, and the terms of, this Agreement.

      Section 6.02 Further Assurances. From time to time, pursuant to the request of a party delivered to the other party after the Closing Date, such party shall execute, deliver and acknowledge such other instruments and documents of conveyance and transfer or assumption and, at the expense of the requesting party, shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the other party reasonably may request in order to vest and confirm more effectively in AVANTCE title to or to put AVANTCE more fully in legal possession of, or to enable AVANTCE to use, any of the Transferred Assets, or to enable AVANTCE to complete, perform or discharge any of the Assumed Liabilities or otherwise enable the parties to carry out the purposes and intent of this Agreement.

                                   ARTICLE VII
                                    COVENANTS

      Section 7.01 Non-Competition. (a) For a period of five (5) years after the Closing Date, the Company and the Major Shareholders shall not, directly or indirectly, engage in a business or enterprise that includes the development or marketing of any competing computer software, and during such period shall not solicit or attempt to solicit sales or licenses of any competing computer software, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise between AVANTCE and its customers, suppliers, agents, consultants, officers or employees. This Section 7.01 shall be enforceable on a worldwide basis. For the purposes of this Agreement, the phrase "competing computer software" means any software products which has the same or substantially similar purposes as the RIMS Software, which performs functions substantially similar to the RIMS Software, and the marketing of which would tend to inhibit licensing or marketing of such software. The provisions of this Section shall prevent the Company from investing its assets in securities of any corporation engaged in business competitive to that of the Business; provided, however, that the Company shall not be prevented from owning up to five percent (5%) of the total shares of all classes of stock outstanding of any corporation.

            (b) The undertaking of this non-competition covenant is an integral part of this transaction and the consideration paid by AVANTCE pursuant to this Agreement shall be consideration not only for the purchase of the Transferred Assets and the other transactions contemplated by this Agreement, but also for the undertaking of this non-competition clause. If this covenant is unenforceable in any jurisdiction, it shall not render the covenant unenforceable in any other jurisdiction. If this covenant is deemed too broad in any jurisdiction, the covenant shall be altered to meet the requirements of that jurisdiction, but in no event shall the covenant be rendered null and void.

            (c) In consideration of the agreement of the Major Shareholders set forth in Section 7.01 and the indemnities of the Major Shareholders set forth in
Section 10.01 Avantce shall pay to each of the Major Shareholders an amount equal to $76,667. These payments shall be made in four equal installments within 10 days of the end of the first four fiscal quarters after the Closing Date. These payments shall be personally guaranteed by the Principal AVANTCE Members pursuant to the Guaranty Agreement.

      Section 7.02 Conduct of Business. From the date hereof to the Closing, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, the Company shall not (except in the ordinary course consistent with past practice or unless AVANTCE shall otherwise approve in writing, and which approval should not be unreasonably withheld, and except as expressly permitted by this Agreement):

            (a) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of the Transferred Assets;

            (b) modify, amend or terminate any material Contract relating to the Transferred Assets, or waive, release or assign any rights or claims;

            (c) enter into any Contact relating to the distribution, sale or marketing by third parties of the products and services of the Business

            (d) enter into any settlement agreement resulting in payment or a promise for payment by the Company relating to any threatened litigation or claims, including but not limited to, any settlement of any outstanding issues with Company's former distributor in the United Kingdom; or

            (e) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 7.03 Transition. Prior to the Closing Date, the Company will use commercially reasonable efforts to preserve for the benefit of AVANTCE the relations between the Company and its customers, suppliers and other Persons having business relations with the Company with respect to the Transferred Assets.

      Section 7.04 Post-Closing Access to Book and Records. From and after the Closing Date, AVANTCE shall permit the Company and its officers and representatives to have reasonable access to the facilities and property comprising the Business or the Transferred Assets, to consult with and obtain the assistance (including, without limitation, reasonable travel in connection with court proceedings) of such of AVANTCE's employees as shall be familiar with the relevant facts in connection with Tax and accounting matters, the prosecution or defense by the Company of claims and proceedings and other legal, contractual and regulatory matters and to review and to have access to the books, files and records related to the Business for the period ending on the Closing Date (and the right to make copies thereof at the expense of the Company) as the Company shall from time to time reasonably request. The Company shall reimburse any employee of AVANTCE for its out-of-pocket expenses reasonably incurred in connection with this Section 7.04.

                                  ARTICLE VIII
                                 NON-DISCLOSURE

      Section 8.01 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Company and AVANTCE. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party, which approval shall not be unreasonably withheld.

      Section 8.02 Non-Disclosure of Agreement. Except by mutual agreement or as may be required to obtain financing for the transactions contemplated by this Agreement or, the Company Stockholder Approval, or unless compelled to disclose by judicial or administrative process or by other requirements of law, no party shall disclose any of the terms and conditions of this Agreement except as may be necessary to enforce its terms, or as ordered by a court of competent jurisdiction.

      Section 8.03 Confidentiality. The Company and AVANTCE acknowledge that any information that it has learned about the other during the course of this transaction is confidential and may contain valuable proprietary trade secrets and, accordingly, its use and disclosure, must be strictly controlled. All parties, their officers, directors, employees, and other representatives will hold any information in strict confidence and will not use, disclose, or proliferate any information derived about the other during the course of this transaction prior to the date of

Closing. After the date of the Closing, the Company shall not disclose any information learned about AVANTCE or the Transferred Assets without the written approval of AVANTCE, unless compelled to disclose by judicial or administrative process or by other requirements of law. Notwithstanding the foregoing, the following information regarding any party shall not be deemed to be confidential information subject to the provisions of this Section 8.03: information publicly known or generally known in the industry of the Business through no act of the disclosing party, information obtained from independent sources, information required to be disclosed to the disclosing party's representatives for the purposes of this transaction or information known by the disclosing party on a non-confidential basis prior to the disclosure to such party.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

      Section 9.01 Costs and Expenses. Each of the parties shall pay all of their respective costs and expenses incurred or to be incurred by each of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement provided, however, that AVANTCE shall pay to the Company an amount equal to the costs and expenses of the Company's third party advisors incurred in connection with the transactions contemplated by this Agreement, not to exceed $150,000 in the aggregate, in the event of a termination of this Agreement pursuant to Section 5.02 (a) (v).

      Section 9.02 Bulk Sales Law. The parties hereby waive the other party's compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable United States, state or provincial bulk sales act or statute, if applicable.

      Section 9.03 Employees; Benefit Plans.

            (a) Employees. AVANTCE shall offer employment, effective as of the Closing Date, to all officers (other than any Major Shareholder), employees, agents and consultants of the Company employed primarily in connection with the Business (the "Business Employees") who are employed as of the Closing on such terms and conditions generally comparable to those in effect immediately prior to the Closing. Each such Business Employee who accepts AVANTCE's offer of employment effective as of the Closing Date shall be referred to herein as a "Transferred Employee". Nothing herein shall, or shall be construed to, limit AVANTCE's right at any time to terminate the employment of any Transferred Employee or to amend or terminate any employee benefit plan or otherwise change terms and conditions of employment of any Transferred Employee.

            (b) Employee Benefits.

            (i) The parties agree that, to the extent permissible under applicable law, AVANTCE shall be a successor employer for purposes of the Federal Insurance Contributions Act, as codified at 26 U.S.C. ss.ss. 3101-3128, the Federal Unemployment Tax Act, as codified at 26 U.S.C. ss.ss. 3301-3311, and, if AVANTCE so elects, under any applicable state workers compensation and unemployment compensation laws. The Company agrees to provide AVANTCE with such wage, tax and other information with respect to Transferred Employees as AVANTCE may reasonably require for such purposes.

            (ii) AVANTCE shall assume and be bound by, obligated and responsible for any and all duties, responsibilities, commitments, expenses, obligations or liabilities of the Company relating to the Business (or which may be asserted against or imposed upon AVANTCE as a successor or transferee of the Company as an acquirer of the Business or the Transferred Assets or otherwise as a matter of law) which arise from, or relate to, any Transferred Benefit Plan, including the Transferred Benefit Plans, liabilities for salaries, wages, sick pay, COBRA continuation coverage or benefits under any other employee benefit plan or arrangement, workers compensation or unemployment insurance premiums, tax withholding, occupational injury, illness or disability, or claims arising under any employment, labor or discrimination laws whether payable prior to or after the Closing.

            (iii) The parties agree to furnish each other with such information concerning Business Employees and Transferred Benefit Plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Section 9.03.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 10.01 Indemnification by the Company. The Major Shareholders, personally, jointly and severally, shall be liable for, shall indemnify AVANTCE, and its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend AVANTCE and its officers, directors, Affiliates or employees from and against, and shall reimburse AVANTCE, and its officers, directors, Affiliates and employees for, any and all of AVANTCE's Damages; provided, however, that the foregoing indemnification obligation shall only be available in the event and to the extent that AVANTCE's Damages exceed $50,000, and provided further, that the total amount of AVANTCE's Damages for which AVANTCE may be indemnified pursuant this Article X shall not exceed $2,500,000 for any Intellectual Property claim and $500,000 for any other claims, in the aggregate regardless of whether the Company receives any insurance proceeds covering such Damages and net of any tax benefits to AVANTCE.

      Section 10.02 Indemnification by AVANTCE. AVANTCE shall be liable for, shall indemnify the Company, and its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Company and its officers, directors, Affiliates and employees, from and against, and shall reimburse the Company, and its officers, directors, Affiliates and employees for, any and all of the Company's Damages.

      Section 10.03 Matters Involving Third Parties, Etc. (a) If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party or a party which proposes to assert that the provisions of this Article X apply (the "Indemnified Party") such Indemnified Party shall give prompt written notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify, or notify promptly, such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify, or notify promptly, materially prejudices the ability of the Indemnitor to assume the defense of such claim. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall within thirty (30) days pay to the Indemnified Party the amount of such Damages in accordance with and subject to the provisions of this Section; provided, however, that no such payment shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of Damages payable, or both. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against it by a third party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

            (b) If the  Indemnitor  so elects to  participate  in the defense of such claim or to assume the defense against a claim, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the right to compromise and settle in good faith any such claim provided such release or settlement contains an unconditional release of the Indemnified Party. If such conditions are not satisfied and such unconditional release not obtained, then the Indemnitor will not compromise or settle such action, suit, proceeding, or claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnitor is conducting the defense of a claim, the Indemnified Party may retain separate co-counsel at its cost and expense and participate in such defense.

            (c) If the Indemnitor does not elect to assume or is deemed to have elected not to assume the defense of a claim then: (i) the Indemnified Party shall have the right to conduct such defense; (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor; (iii) the Indemnitor will periodically reimburse the Indemnified Party for costs (including reasonable legal fees); and
(iv) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the attorneys' fees, costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder, subject to any limits on the right to be so indemnified hereunder. Upon the determination of liability under and subject to Section 9.01 or 9.02 hereof, the appropriate party shall within thirty (30) days of such determination, pay the amount of such claim.

      Section 10.04 Credits Against Future Payment. If AVANTCE is determined to be entitled to indemnification by the Major Shareholders under the terms of this Agreement, then AVANTCE shall first credit such amount for which it is entitled to indemnification against any payments (if any such payments are due and owing at that time), which it may be required to make to the Company pursuant to the Promissory Note.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section  11.01   Notices.   All  notices,   requests,   demands  or  other
communications hereunder shall be in writing, hand delivered or mailed by certified mail, return receipt required, or by overnight courier, receipt signature required or by facsimile transmission with verification of transmission received by the sender, to each party at the address that follows or at such other place as any party may, by written notice to the other parties hereto, direct:

                  Addresses for the Company:

Prior to the Closing:

                  Irwin Balaban
                  Chief Executive Officer
                  511 Ocean Avenue
                  Massapequa, New York 11758
                  Facsimile: 516-795-6933

After the Closing:

                  c/o Irwin Balaban
                  17 Fairbanks Boulevard
                  Woodbury, New York 11797
                  Facsimile: 516-367-9588

In each case, with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  Attn: Eric Hellige, Esq.
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile: 212-326-0806

                  Address for AVANTCE:

                  Kristi Kennedy
                  Jon Scheumann
                  508 Ashley Way
                  Peachtree City, GA 30269
                  Facsimile: 240 368-4874

                  Addresses for the Major Shareholders:

                  Mr. Irwin Balaban
                  17 Fairbanks
                  Boulevard Woodbury, New York 11797
                  Facsimile: 516-367-9588

                  Mr. Lawrence Klein
                  P.O. Box 232
                  67 Fairview Road
                  Monterey, Massachusetts 01245

                  Mr. Herbert Goldman
                  68 Beaumont Drive
                  Plainview, New York 11803

In each case, with a copy to:

                  Pryor Cashman Sherman & Flynn LLP
                  Attn: Eric Hellige, Esq.
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile: 212-326-0806

      Any such notice, when sent in accordance with the provisions hereof, shall be deemed to have been given and received (a) on the day personally delivered or faxed (with confirmation) or (b) on the second day after the day overnight delivered or (c) on the fifth day following the date mailed.

      Section 11.02 Modification and Waiver/Entire Agreement. This Agreement, and the exhibits, schedules and other documents referenced herein, constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understanding of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      Section 11.03 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including telecopy facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      Section 11.04 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors, heirs, executors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement; provided, however, that in the event the Company assigns the Promissory Note to any third Person established for the benefit of the Company's shareholders on the Closing Date, such third Person shall have such rights hereunder and under the Promissory Note as have been assigned by the Company to such third Person.

      Section 11.05 Successor Liability. This entire Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors and assigns.

      Section 11.06 Specific Performance. Each of the parties hereto acknowledges that the rights, benefits and obligations of such party pursuant to this Agreement are unique and that no adequate remedy exists at law if any such party shall fail to perform any of its obligations hereunder, and each party therefore confirms and agrees that each such party's right to specific performance is essential to protect the interests of each party hereto. Accordingly, each party hereby agrees that each party shall, in addition to any other remedies which the parties may have hereunder or at law or in equity or otherwise, have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by each other party hereto. Notwithstanding any breach or default by any of the parties of any of their representations, warranties, covenants or agreements under this Agreement, if the transactions contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it may have to rescind this Agreement or the transactions contemplated hereby; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under applicable law.

      Section 11.07 Costs. If any legal action or other proceeding is brought or any Dispute arising regarding the enforcement or interpretation of this Agreement or because of an alleged Dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable costs, including attorney's fees, incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      Section 11.08 Taxes. All sales, use, transfer and purchase taxes and fees, if any, arising out of the transfer of the Transferred Assets pursuant to this Agreement shall be shared equally by the Company and AVANTCE. The Company and AVANTCE agree to cooperate with each other and to file all necessary documentation (including, without limitation, all tax returns) with respect to such amounts in a timely manner.

      Section 11.09 Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

      Section 11.10 Severability of Provisions. If any provision, or a part thereof, of this Agreement is prohibited, unenforceable or invalid under applicable law, then the provision or part thereof shall be ineffective to the extent of such prohibition, unenforceability or invalidity under such law without affecting the enforceability or validity of such provision in any other jurisdiction and without invalidating the remainder of such provision or other provisions of this Agreement.

      Section 11.11 Cooperation of Parties. Each party shall give its full cooperation to the other in achieving and fulfilling the terms of this Agreement and to that end each party shall give all consents and information and execute all such documents as may reasonably be required to so fulfill and achieve these purposes, including such as may be required by governmental laws or regulations.

      Section 11.12 Survival; Remedies. All representations and warranties, of the parties contained in this Agreement, or any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing for a period of one year (the "Survival Period"). Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the indemnification provisions contained in Article X hereof shall be the sole and exclusive remedy for Company's Damages or AVANTCE's Damages, as the case may be. Expiration of the Survival Period shall not affect the rights of any party under Article X hereof in respect of any specific claim for Damages made in writing by such a party and received by the other party prior to such expiration.

      Section 11.13 Mediation; Arbitration; Governing Law. (a) If any disputes, claims or controversies arise in connection with, pursuant to, or related to, this Agreement ("Disputes"), the parties agree to use their commercially reasonable efforts to have their respective management resolve such Dispute within a reasonable time through negotiations and efforts by the affected parties. If such Dispute cannot be resolved by negotiation, the parties agree to subject the Dispute to a sole mediator selected by the parties, or, if the parties are unable to agree to the sole mediator, the parties agree to submit the Dispute to mediation under the rules of the American Arbitration Association ("AAA"). If not thus resolved, within ninety (90) days after the conclusion of mediation, the Dispute will be referred to arbitration under an arbitral tribunal composed of an agreed upon number of arbitrators by the AAA in accordance with the rules of the AAA.

            (b) The place of mediation or arbitration shall beWilmington, Delaware, U.S.A.

            (c) This Agreement shall be governed and construed according to the laws of the State of Delaware, excluding conflict of laws principles, provided that any Dispute relating to the validity or effect of this arbitration clause, or to any arbitration arising thereunder, shall be governed by the arbitration law of the arbitral situs.

            (d) The award may grant any relief appropriate under the applicable law, including without limitation declaratory relief and/or specific performance. However, the parties agree that notwithstanding the applicable law, the arbitral tribunal shall not be empowered to award punitive damages against either party.

            (e) Nothing contained in this arbitration clause shall prevent either party from seeking conservatory or interim measures from the arbitral tribunal or courts of competent jurisdiction. Such limited recourse to the courts shall be in furtherance of the arbitration and shall not affect the jurisdiction of the arbitral tribunal to determine the Dispute, claim or controversy at issue.

            (f) In the event that any Dispute arises under both this present Agreement and any other agreement, document or instrument executed by the parties in connection with the transactions contemplated hereby, such Disputes shall be resolved in a consolidated proceeding by a single arbitral tribunal appointed by the AAA. The parties recognize that Disputes involving AVANTCE, the Company and a third party may not necessarily be consolidated with such proceeding without the consent of such third party. However, the parties agree to consolidation of such Disputes with the principal arbitration if the third party agrees.

            (h) The parties shall disclose and produce to each other all documents on which they intend to rely in the arbitration and all documents directly relevant to claims or defenses in the case. The arbitral tribunal shall have the power to order production of such documents.

            (i) The parties hereby agree there shall be no right of appeal to any court on the merits of any Dispute.

            (j) Judgment on the award may be entered in any court having jurisdiction over the award or any of the parties or their assets.

                            [signature page follows]

IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed by the parties hereto as of the day and year first above written.

AVANTCE RSI, LLC


By:    /s/ Jonathan D. Scheumann
       -------------------------------
Name:  Jonathan D. Scheumann
Title: Managing Director


ROBOCOM SYSTEMS INTERNATIONAL, INC.


By:    /s/ Irwin Balaban
       -------------------------------
Name:  Irwin Balaban
Title: Chief Executive Officer

Major Shareholders for the purposes of Section 7.01 and Article X


/s/ Irwin Balaban
--------------------------------------
Irwin Balaban


/s/ Lawrence Klein
--------------------------------------
Lawrence Klein


/s/ Herbert Goldman
--------------------------------------
Herbert Goldman